PRICING SUPPLEMENT NO. 64                                     Rule 424(b)(3)
DATED: April 21, 1998                                      File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)



                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $60,000,000  Floating Rate Notes [_]  Book Entry Notes [x]

Original Issue Date: 4/24/98   Fixed Rate Notes [x]     Certificated Notes [_]

Maturity Date: 4/26/1999

Option to Extend Maturity:     No  [x]

                               Yes [_]   Final Maturity Date:



                                           Optional            Optional
                      Redemption           Repayment           Repayment
Redeemable On         Price(s)             Date(s)             Price(s)
-------------         ----------           ---------           ----------
N/A                   N/A                  N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  5.80%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                           Maximum Interest Rate:

[_]         Commercial Paper Rate              Minimum Interest Rate:

[_]         Federal Funds Rate                 Interest Reset Date(s):

[_]         Treasury Rate                      Interest Reset Period:

[_]         LIBOR Reuters                      Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                         Interest Payment Period:

Index Maturity:

Spread (plus or minus):

---------------------------

*   On October 26, 1998 and at maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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